Exhibit 99.1

Hawker Beechcraft

News Release

Press contact:	Investor Relations contact:

Nicole Alexander	Sidney E. Anderson
+1.316.676.3212	+1.316.676.8014
nicole_alexander@hawkerbeechcraft.com www.hawkerbeechcraft.com

Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company Announce Launch of Cash Tender Offer and Cancellation of Q1 Earnings Conference Call

WICHITA, Kan. (May 5, 2009) – Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company (together, the “Company”) announced today that the Company is offering to purchase for cash a portion of its outstanding 8.875%/9.625% Senior PIK-Election Notes due 2015, 9.75% Senior Subordinated Notes due 2017 and 8.5% Senior Fixed Rate Notes due 2015 (collectively, the “Notes”) for an aggregate purchase price of up to $100 million, not including any accrued and unpaid interest (the “Tender Offer”), on the terms and subject to the conditions set forth in the offer to purchase dated May 5, 2009 (the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal”).

The Company is offering to purchase the Notes as set forth in the table below for an aggregate purchase price of up to $100 million, not including any accrued and unpaid interest (the “Maximum Tender Amount”). If the aggregate purchase price for the Notes that are validly tendered exceeds the Maximum Tender Amount, the Company will accept for payment only the aggregate principal amount of Notes that does not result in an aggregate purchase price above the Maximum Tender Amount, and the Notes will be purchased in accordance with the acceptance priority level in numerical priority order set forth in the table below (the “Acceptance Priority Level”).

All Notes tendered having a higher-ranking Acceptance Priority Level will be accepted before any tendered Notes having a lower-ranking Acceptance Priority Level are accepted. If there are sufficient remaining funds to purchase some, but not all, of the Notes of an applicable Acceptance Priority Level, the amount of Notes purchased in that priority level will be prorated based on the aggregate principal amount tendered with respect to the applicable Acceptance Priority Level. In that event, Notes of any other series with a lower-ranking Acceptance Priority Level than the prorated series of Notes will not be accepted for purchase.

The tender offer consideration for each $1,000 face amount of each series of the Notes tendered and accepted for purchase pursuant to the offer will be the applicable tender offer consideration for such series of Notes set forth in the table below (in each case, the “Tender Offer Consideration”). Holders of Notes that are validly tendered on or before the Early Tender Date (as defined below), not validly withdrawn on or before the Withdrawal Date (as defined below) and accepted for purchase will receive the applicable Tender Offer Consideration plus the applicable early tender premium for each series of Notes set forth in the table below (the “Early Tender Premium” and, together with the Tender Offer Consideration, the “Total Consideration”).

TABLE OF COMPANY NOTES

				Dollar per $1,000 Face Amount
Title of Security	CUSIP Numbers	Acceptance Priority Level	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration	Early Tender Premium	Total Consideration
8.875% /9.625% Senior PIK- Election Notes due April 1, 2015	420122AF0	1	$385,355,000	$270	$30	$300

9.75% Senior Subordinated Notes due April 1, 2017	420122AH6	2	$220,599,000	$310	$30	$340

8.5% Senior Fixed Rate Notes due April 1, 2015	420122AB9	3	$271,963,000	$390	$30	$420

(1)	As of May 4, 2009.

The Tender Offer will expire at 12:00 midnight, New York City time, on Tuesday, June 2, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Time”). In order to receive the Early Tender Premium, holders of Notes must tender their Notes on or before 5:00 p.m., New York City time, on Monday, May 18, 2009, unless extended by the Company (such date and time, as the same may be extended, the “Early Tender Date”). Holders who tender their Notes after the Early Tender Date will receive only the Tender Offer Consideration. Holders who tender their Notes may withdraw such Notes at any time on or before 5:00 p.m., New York City time, on Monday, May 18, 2009, unless extended by the Company (such date and time, as the same may be extended, the “Withdrawal Date”).

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and the Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Offer to Purchase and the Letter of Transmittal carefully when they become available.

Consummation of the Tender Offer is subject to, and conditioned upon, the satisfaction or, where applicable, waiver of certain conditions set forth in the Offer to Purchase. The Company may amend, extend or terminate the Tender Offer at any time. In addition, the Company reserves the right to increase the Maximum Tender Amount for the Notes at any time, which could result in purchasing a greater principal amount of Notes in the Tender Offer.

Goldman, Sachs & Co. is serving as Dealer Manager in connection with the Tender Offer. MacKenzie Partners, Inc. is serving as Depositary and Information Agent in connection with the Tender Offer. Persons with questions regarding the Tender Offer should contact Goldman, Sachs & Co. at (800) 828-3182 (toll free) or (212) 357-4692 (collect). Requests for copies of the Offer to Purchase or the Letter of Transmittal may be directed to MacKenzie Partners, Inc. at (800) 322-2885 (toll free) or (212) 929-5500 (collect).

THE TENDER OFFER IS BEING MADE SOLELY ON THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL. UNDER NO CIRCUMSTANCES SHALL THIS PRESS RELEASE CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE NOTES OR ANY OTHER SECURITIES OF THE COMPANY. THE TENDER OFFER IS BEING MADE ONLY BY THE OFFER TO PURCHASE DATED MAY 5, 2009 AND THE RELATED LETTER OF TRANSMITTAL.

THE TENDER OFFER IS NOT BEING MADE IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION WHERE THE LAWS REQUIRE TENDER OFFERS TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGER, OR ONE OR MORE REGISTERED BROKER DEALERS UNDER THE LAWS OF SUCH JURISDICTION.

Cancellation of Q1 Earnings Conference Call

As a result of this announcement, the Company’s earnings results conference call for the three months ended March 29, 2009, originally scheduled for Wednesday, May 6, 2009 at 9:00 a.m. CDT, has been cancelled. Complete financial results for the first quarter ended March 29, 2009 are available in the Company’s Form 10-Q filed with the Securities and Exchange Commission today.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.